   THERAGENICS CORPORATION®
   Company Contacts:
   James A. MacLennan, CFO & Treasurer
   Lisa Rassel, Investor Relations
   Phone: 800-998-8479 or 770-271-0233
   www.theragenics.com

THERAGENICS CORPORATION® REPORTS REVENUE
AND EARNINGS FOR THIRD QUARTER, 2003

Buford, GA, October 22, 2003 – Theragenics Corporation® (NYSE: TGX), the Georgia-based manufacturer and marketer of TheraSeed®, the premier palladium-103 cancer treatment device, today announced revenue and earnings for the third quarter ended September 30, 2003. Revenues for the quarter were $8.5 million compared to $9.8 million in the same period of last year, a $1.3 million reduction. For the nine-month period, revenues amounted to $28.6 million, a decrease of 12 percent compared to the prior year’s $32.5 million. Net loss in the quarter was $388,000, or $0.01 per share compared to net income of $0.9 million, or $0.03 per share in the third quarter of 2002. For the nine-month period, net income was $1.1 million (excluding a $222,000 charge for cumulative effect of change in accounting principle), or $0.04 per share compared to $5.3 million, or $0.18 per share in the prior year.

Commenting on the results, Ms. M. Christine Jacobs, Chairman, CEO and President, said, “This quarter’s decrease in sales was primarily the result of a single distributor’s performance. That performance, compounded by overall industry malaise, drove the decrease. Price discounting, market consolidation and uncertainty regarding reimbursement may have had adverse impacts on the total market. Additionally, we have been told that the total number of brachytherapy procedures performed in the United States in this past quarter was down compared to prior periods. Our direct sales force has had a positive impact on reactivating dormant accounts and acquiring new accounts. For the second successive quarter, the sales generated by our in-house sales force increased as a percentage of total sales.

“On the issue of reimbursement, we remain vigilant. Our prostate brachytherapy language is included in both the Senate and House versions of the Medicare Reform Act. We are waiting to see what transpires with the entire Act. On the issue of sales, we like the performance of our direct field sales force and we continue to commit resources to our programs and services. On the issue of long-term strategy, our diversification programs and research pipeline contain active projects showing promise.

“Our current internal diversification focus is on our TheraP trial, our patented peripheral intravascular brachytherapy device, which has now been implanted in 14 patients. We recently signed on a new investigational site, which began enrollment last week. Of the patients treated so far, twelve have now reached the 30-day data collection point with no adverse events, and six have progressed to the six-month endpoint, also with no device-related adverse events. There has not been a need for revascularization of any of the treatment areas. These results are very encouraging.

“It is no secret that, aside from our internal product pipeline, we are seeking external avenues through which to diversify this company. This is a vital part of Theragenics’ strategy, and continues to be a critical project for this management team. “

Theragenics™ will be hosting a conference call today at Noon, Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and give the Company name. This call is also being broadcast live over the internet, and a recording will be available for the next two weeks on the Company’s website. To access the webcast, log on to www.theragenics.com and select the Investor Relations button followed by selecting the Overview button. You can also access a replay of the call until Midnight on Monday, October 27 by dialing 800-642-1687 or 706-645-9291 and giving the conference ID code: 3191474.

Theragenics Corporation® is committed to being a leading provider of brachytherapy treatment devices for prostate cancer and other degenerative disease states. The Company is the manufacturer and marketer of the palladium-103 rice-sized device TheraSeed® and also markets I-Seed, an iodine-125 based device. Both devices are used in the treatment of localized prostate cancer in one-time, minimally invasive procedures. Theragenics™ is the world’s largest producer of palladium-103 and is involved in research and development utilizing this material in the treatment of vascular disease, macular degeneration and other diseases and research and development centered around other isotopes and their commercial usage. For additional information on the Company, call Theragenics’™ Investor Relations Department at (800) 998-8479. The Company’s common stock is traded on the New York Stock Exchange under the symbol TGX. Additional information can be found on the Company website: www.theragenics.com.

This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, optimism for the direct distribution system and new sales and marketing initiatives, institution of activities and plans that could benefit Theragenics’™ goals in its diversification efforts and anticipated positive results in general. Actual results may be affected by among other things, risks and uncertainties related to new product and process development cycles, potential costs and delays associated with preclinical and clinical studies, potential costs and delays in production optimization (especially as it relates to the Oak Ridge facility), effectiveness and execution of marketing and sales programs by Theragenics™ and its distributors, changes in product pricing by Theragenics™ or other brachytherapy seed producers, changes in costs of materials used in production processes (especially as it relates to isotope production), continued acceptance of the products by the market, continued demand for Pd-103, demand for isotopes or isotopically engineered materials for new or expanded applications, introduction and/or availability of competitive products by others, third-party (including CMS) reimbursement, Congressional action affecting Medicare reimbursement, physician training, third-party distribution agreements, and other factors set forth from time to time in the Company’s Securities and Exchange Commission filings.

All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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THERAGENICS CORPORATION® CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003		Sept. 30, 2002
Total revenues	$8,519	$9,828		$28,570	$32,523
Cost of sales	3,614	3,261		12,110	10,596

Gross profit	4,905	6,567		16,460	21,927
Operating expenses:
Selling, general &	3,404	2,952		10,025	9,612
Administrative
Research & development	2,348	2,434		5,461	4,619

	5,752	5,386		15,486	14,231

Operating income	(847)	1,181		974	7,696
Other income, net	225	229		678	684

Net inc/loss before taxes	(622)	1,410		1,652	8,380

Income tax expense	(234)	526		555	3,046

Net income before cumulative	$(388)	$884		$1,097	$5,334
effect of accounting change
Cumulative effect of	(222)
accounting change, net of tax
Net income/loss	$(388)	$884		$875	$5,334

EPS before cumulative effect of	$(0.01)	$0.03		$0.04	$0.18
accounting change - Basic
Cumulative effect of
accounting change				(0.01)

Net inc/loss per common share -	$(0.01)	$0.03		$0.03	$0.18
Basic
EPS before cumulative effect of	$(0.01)	$0.03		$0.04	$0.18
accounting change - Diluted
Cumulative effect of
accounting change			(0.01)

Net inc/loss per common share -	$(0.01)	$0.03		$0.03	$0.18
Diluted
Weighted average
Shares outstanding - Basic	29,932	29,755		29,890	29,851

Shares outstanding - Diluted	30,030	29,945		30,055	30,126

Theragenics Corporation® Reports Revenue & Earnings for Third Quarter 2003

Key Ratios:	Three Months Ended			Nine Months Ended
	9/30/03		9/30/02	9/30/03	9/30/02
Gross Margin	57.6%		66.8%	57.6%	67.4%
Operating Margin	(9	.9)%	12.0%	3.4%	23.7%
Profit before tax and before cumulative
effect of accounting change	(7	.3)%	14.4%	5.8%	25.8%
Profit after tax margin and before
cumulative effect of accounting change	(4	.6)%	9.0%	3.8%	16.4%
Profit after tax margin and after cumulative
effect of accounting change	(4	.6)%	9.0%	3.1%	16.4%
ROE	(0	.1)%	2.5%	1.0%	5.1%

THERAGENICS CORPORATION® CONDENSED BALANCE SHEETS(UNAUDITED)

(In thousands)

	September 30, 2003	December 31, 2002
Assets

Cash, short-term investments	$ 68,024	$ 68,321
& marketable securities
Trade accounts receivable	5,028	4,789
Inventories and other current assets	5,949	3,998

Total current assets	79,001	77,108
Property, plant & equipment, net	70,454	74,050
Other assets	4,604	237

Total assets	$154,059	$151,395

Liabilities & Stockholders' Equity
Accounts payable & accrued expenses	$ 2,840	$ 2,384
Deferred income taxes	7,200	6,853
Other liabilities	568	68

Total liabilities	10,608	9,305
Stockholders' equity	143,451	142,090

Total liabilities & stockholders' equity	$154,059	$151,395